UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 29, 2016

Wesco Aircraft Holdings, Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	001-35253	20-5441563
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24911 Avenue Stanford
Valencia, California 91355
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (661) 775-7200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)    On November 29, 2016, Wesco Aircraft Holdings, Inc.’s (the “Company”) Board of Directors (the “Board”) appointed Chris D. King to serve as the Company’s Vice President, Finance and Global Controller (principal accounting officer), effective November 30, 2016. Mr. King will succeed K. Lynn Mackison, who is transitioning into a new role at the Company.

Mr. King, age 45, has over 20 years of experience in business planning, financial reporting, capital markets and mergers and acquisitions, most recently serving as Chief Financial Officer at ICON Aircraft, a venture capital-backed light sport aircraft manufacturer, a position he has held since 2012. Prior to that, Mr. King served as Chief Financial Officer at MRV Communications, Inc., a global provider of packet and optical solutions for services providers, data center operations and enterprises, from 2008 through 2012. He also previously served as Chief Financial Officer, Secretary and Treasurer at GoldPocket Interactive, Inc. (“GoldPocket”), a digital and interactive media technology company, from 2000 through 2005, and after GoldPocket’s acquisition by Tandberg Television, Inc. (“Tandberg”) in 2005, as Senior Vice President, Finance at Tandberg until 2007. Mr. King began his career in public accounting at PricewaterhouseCoopers LLP, where he worked from 1993 through 2000. He is a certified public accountant.

Item 9.01            Financial Statements and Exhibits.

(d)              Exhibits.

Exhibit Number	Description

99.1	Press Release, issued by the Company on November 30, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESCO AIRCRAFT HOLDINGS, INC.

Date:	November 30, 2016	By:	/s/ Richard J. Weller
Richard J. Weller Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, issued by the Company on November 30, 2016

4